                                                                    EXHIBIT 10.1

                                                             MICRO FINANCIAL INC
                                                               & LEASECOMM CORP.

                                                                  06050399-DMK-D

                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM

                               LEASE EXTENSION # 2

      In connection with a lease currently in effect between the parties at 10-M Commerce Way, Woburn, Massachusetts, fully executed on November 3, 1998 and terminating December 30, 2005, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and MicroFinancial Incorporated and Leasecomm Corporation, LESSEE, hereby agree, effective January 1, 2006, to amend said lease as follows:

      1. The lease is hereby extended for an additional term of five(5) years ending at noon on December 30, 2010.

      2. Base rent is hereby changed to two hundred thirty seven thousand three hundred eighty four (237,384) dollars per year or $ 19,782 per month.

      3. The base month from which to determine the amount of each annual increase in the "Cost of Living" shall be * [This is struck out text] 2006, which figure shall be compared with the figure for
            * [This is struck out text] November 2006, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. *January

      4. * [This is struck out text] the security deposit shall be ** [This is struck out text] by $ 19,782 from $ 60,000 to a new total of $ 40,218. [This is struck out text] LESSOR shall apply said decrease toward rent due for the month of April 2006.

            *Effective April 1, 2006   **decreased

      5. The lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five
            (5) year(s) each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party's desire not to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then current lease period. Time is of the essence.

      6. Notwithstanding anything to the contrary in Section 20 of the lease or Section 6 of the Lease Extension dated September 16, 2003, the entire balance of rent due under the lease shall become due and payable as liquidated damages only if LESSEE defaults in the payment of rent due under the lease, and not in the event of nonpayment of any security deposit, taxes, invoice or other charge which may also be due under the lease. Section 20 and said Section 6 shall otherwise continue to apply, and in the event of such a default, the entire rent amount shall be discounted to its net present value as of the date of LESSOR'S notice of default, using the published prime rate then in effect.

      7. To the extent any inconsistency exists between this lease extension and the lease, including any prior amendments, the conditions contained herein shall control and supersede any earlier provisions. Neither the submission of this lease extension, nor the prospective acceptance of any increase in the security deposit, shall constitute a reservation of or option for the leased premises, it being expressly understood and agreed that this lease extension shall not bind either party in any manner whatsoever until it has been executed by both parties.

      8. The size of the leased premises is hereby decreased to a new total of approximately 24,473 square feet of ground level space, with no mezzanine, with the relinquishment of the hatched area shown on the mutually agreed upon plan attached hereto (the "Relinquished Area").

      9. LESSOR, at a total charge to LESSEE of $124,553 * to be paid upon LESSEE's execution of this lease extension, shall, during LESSOR's normal business hours, modify the leased premises in accordance with the attached plan, including the construction of a full-height demising wall separating the leased premises from the Relinquished Area and the separation of the utilities serving the leased premises from those serving the Relinquished Area, LESSOR shall use reasonable efforts to substantially complete such modifications, except for punch list items, before or about December 1, 2005, however, in the event that LESSEE in any way delays LESSOR's substantial completion (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR's work, any delay in LESSEE providing information to LESSOR for any permits or plans, and any interference by LESSEE or LESSEE's contractor with LESSOR's work), the time for substantial completion shall be extended by the length of such delay.

      10. LESSEE shall move its furniture, furnishings, equipment, inventory and other property as requested by LESSOR to enable LESSOR to carry out the above-described modifications to the leased premises.

      11. * LESSOR agrees that all work to be performed by LESSOR as set forth in the attached plan shall be completed in a good and workerlike manner.

            * 50 % on September 1, 2005, 50% on October 1, 2005 [ILLEGIBLE]
            ENA.

                                                               [ILLEGIBLE]LESSEE
                                                               [ILLEGIBLE]LESSEE
                                                               ENA        LESSOR

                                 LEASE EXTENSION
                                   (CONTINUED)

      12. LESSEE shall vacate the Relinquished Area on or before the effective date hereof, and any extended occupancy of said facility beyond the effective date shall be governed by Section 27 of the lease, unless such extended occupancy is due to a delay in substantial completion of LESSOR's work that is not caused by LESSEE. LESSEE shall, upon vacating, be responsible for any damage to said area in accordance with the lease, and shall promptly pay any just invoice therefor. Time is of the essence.

      13. The parties acknowledge and agree that, as of the execution of this lease extension, not all of the perimeter walls of the reduced leased premises have been built. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure the reduced leased premises, and if the size, including common area, does not equal the number of square feet set forth above, LESSOR shall notify LESSEE in writing of the actual square footage and the corresponding increase or decrease in rent, based on the same rate per square foot used in this lease extension, and said actual square footage and adjusted rent shall be substituted for the corresponding figures herein as of the effective date of this lease extension.

      14. * As a result of the decrease in the size of the leased premises provided for above, LESSEE's proportionate share of any increase in real estate taxes set forth in Section 4 of the lease is hereby changed to 19.83 percent. In the event of any future changes in the size of the leased premises, there shall be a further corresponding adjustment of LESSEE's proportionate share of any increase in real estate taxes.

      15. * During the extended lease term as described above, the base from which to determine the amount of any increase in real estate taxes pursuant to Section 4 of the lease is hereby changed to the rate and the assessment in effect as of July 1, 2005.

      16. In consideration of this lease extension, Paragraph S of the Rider to Lease is hereby deleted and of no further force or effect.

      17. As a result of the decrease in size of the leased premises provided for above, Paragraph L of the Rider to Lease is hereby amended to reduce the total number of unassigned parking spaces provided for LESSEE's use to a new total of 100 spaces. All other terms of said Paragraph L shall continue to apply.


      18. Notwithstanding anything to the contrary in Section 14 of the lease, LESSEE, and not LESSOR, shall be responsible for the control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows.

      19. *Prior to the lease termination or any relocation by LESSEE to another facility of LESSOR, LESSEE may remove telecommunications equipment supplied and installed by LESSEE, provided LESSEE is not in arrears of any rent or invoice payments or otherwise in default of the lease, and has satisfactorily complied with all other terms and conditions of the lease. LESSEE shall repair any damage resulting from such removal, restore the leased premises to their condition prior to the installation of said equipment, and in accordance with all applicable building and electrical codes and at LESSOR's option, either remove or label all wiring and cabling associated with any telecommunications and computer network equipment. LESSEE must complete all such removal, labeling, repair, restoration and/or other work prior to the termination or relocation date. Time is of the essence.

      All other terms, conditions and covenants of the lease shall continue to apply. In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 15th day of July, 2005.

LESSOR: CUMMINGS PROPERTIES, LLC         LESSEE: MICROFINANCIAL INCORPORATED

By: [ILLEGIBLE]                          By: /s/ Richard F. Latour
    -----------------------------            -----------------------------------
    7/18/05      Duly Authorized                                Duly Authorized

                                         Print Name: Richard F. Latour
                                         Title: President & CEO

                                         LESSEE: LEASECOMM CORPORATION

                                         By: Richard F. Latour
                                             -----------------------------------
                                                                Duly Authorized

                                         Print Name: Richard F. Latour
                                         Title: President & CEO